EXHIBIT 5.1
                               OPINION OF COUNSEL


                                                              December 11, 2001

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139

Ladies and Gentlemen:

We are acting as counsel for Millennium Pharmaceuticals, a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 1,071,705 shares of Common Stock, par value $.001 per share (the "Shares"), on a Registration Statement on Form S-3 (the "Registration Statement"), which the Company proposes to file on or shortly after the date hereof under the Securities Act of 1933, as amended (the "Act").

The Shares are to be offered for sale to the public by shareholders who acquired the Shares in a private placement conducted from October 31, 2001 until December 10, 2001.

For the purpose of the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In rendering our opinions, we have relied as to factual matters upon certificates and representations of officers of the Company and certificates of public officials.

Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Act, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Validity of Securities" contained in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                Very truly yours,

                                /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
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